MEDITECNIC, SA

BALANCE SHEET

AS OF SEPTEMBER 30, 2009

SEPTEMBER 30

SEPTEMBER 30

ASSETS

2009

2008

Current Assets

Cash and Cash Equivalents

38,342.73

36,196.11

Interest Receivable

38,847.89

5.47

Inventory

173,860.26

212,986.91

Prepaid Expenses

?

--

Total Current Assets

251,050.88

225,982.02

Fixed Assets

--

--

Installations

?

661.97

IT Equipment

2,037.05

3,205.92

Office Material

2,347.10

3,692.83

Vehicles (Net)

1,842.91

4,832.59

Other Assets

28,976.55

27,354.29

Total Fixed Assets

35,203.61

39,085.64

Total Assets

$

286,254.49

$

265,721.42

LIABILITIES

Current Liabilities

Accounts Payable

77,446.59

104,608.29

Accrued Expenses

3,380.60

--

Total Current Liabilities

80,827.18

104,608.29

Payable to Sonnig SA

113,577.44

107,218.80

Loans From Shareholders

6,021,618.44

5,117,891.53

Total Long Term Liabilities

6,135,195.88

5,225,110.33

Shares Capital

96,588.49

91,180.98

Accumulated Loss/Profit

570,053.70

4,839,999.27

Net Income (Loss) for the period

308,136.61

315,178.90

Total Liabilities and Stockholders' Equity

5,929,768.57

5,063,997.19

Total Liabilities

$

286,254.49

$

265,721.42

See accompanying Notes to Financial Statements.

MEDITECNIC, SA

STATEMENTS OF OPERATIONS

NINE MONTHS ENDED

SEPTEMBER 30

SEPTEMBER 30

2009

2008

OPERATING INCOME

Total Operating Income

91,795.77

--

Total Other Income

23,783.95

37,818.22

TOTAL INCOME

115,579.70

37,818.22

OPERATING EXPENSES

Total Direct Operating Expenses

120,148.40

73,880.30

Total Staff Expenses

170,358.90

132,979.20

Total Office Rent

55,649.46

52,533.92

Total Audit Fees

46,298.73

62,064.15

Total General and Administrative

29,822.66

30,704.28

Total Amortization

1228.61

--

Total Financial Fees

208.63

542.52

Total Taxes

--

291.78

TOTAL EXPENSES

423,716.30

352,997.10

Total Other Expenses

--

--

NET INCOME (LOSS)

308,136.60

315,178.90